Exhibit 14.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Deswell Industries, Inc.
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-110236, 333-130738 and 333-147790) of Deswell Industries, Inc. (the “Company”) of our reports dated August 14, 2009, relating to the consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting, which appear in this Form 20-F.

/s/ BDO Limited
BDO Limited
Hong Kong, August 14, 2009